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                                                                    Exhibit 10.9

                  FIRST AMENDMENT TO SHARE PURCHASE AGREEMENT

     FIRST AMENDMENT (this "Amendment"), dated as of December 22, 1994, by and
                                                              --
between COMCAST CORPORATION, a corporation existing under the laws of the state of Pennsylvania ("Buyer") and ROGERS COMMUNICATION INC., a corporation existing under the laws of the Province of British Columbia ("Rogers"), to the Share Purchase Agreement ("Agreement") dated June 18, 1994.

     WHEREAS, the Buyer and Rogers are parties to the Agreement which provides for the sale by Rogers to the Buyer of all the outstanding shares of capital stock of Maclean Hunter Inc. ("MH Inc."), subject to the terms and conditions set forth therein; and

     WHEREAS, the Buyer and Rogers desire to amend certain provisions of the Agreement as set forth in this Amendment.

     NOW, THEREFORE, the parties agree as follows:

     1.    Definition and References.  Unless otherwise specifically defined
           -------------------------
herein, each term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to "hereof", "hereunder", "herein" or "hereby" and each other similar reference contained in the Agreement shall from and after the date hereof, refer to the Agreement as amended by this Amendment.

     2.    Amendments of Section 1.1 - Defined Terms.
           -----------------------------------------

           2.1   Subsection 1.1 (aw) - Excluded Assets of the Agreement is
                                       ---------------
amended to read in its entirety as follows:

     (aw) "Excluded Assets" means the assets listed in Schedule 1.1(ag) except for Excess Cash, the Rogers-MHI Publishing Note and Tax Sharing Receivables

           2.2 Subsection 1.1(cy) - Tax Sharing Agreement of the Agreement is amended by replacing, in its entirety the statement contained within the parentheses in the first sentence of such subsection with the following:

     (including, but not limited to the MHI Tax Sharing Arrangements or any other arrangement required or permitted by law)

           2.3 Section 1.1 of the Agreement is further amended to add the following additional definitions:

     (dl) "Rogers-MHI Publishing Note" means the note issued by Rogers-MHI Publishing Inc. to MH Inc. in the amount of $37,963,000 as consideration for the purchase of various Excluded Assets pursuant to the Asset Purchase Agreement which
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     note shall be deemed to be a Current Asset under the Agreement and shall be paid by tender to MH Inc of the Comcast Note immediately following Closing.

     (dm) "Asset Purchase Agreement" means the Asset Purchase Agreement by and between MH Inc, and Rogers-MHI Publishing Inc dated as of December 22, 1994.

     (dn) "Share Repurchase Agreement" means the Share Repurchase Agreement by and between MH Inc. and Rogers dated as of December 22, 1994.

     (do) "Comcast Note" means the note executed by Buyer in an amount equal to the face amount of the Rogers-MHI Publishing Note which shall be delivered at Closing to Rogers in partial payment of the Purchase Price and in turn tendered to MH Inc. in full payment and satisfaction of the Rogers-MHI Publishing Note immediately following Closing.

     (dp) "MHI Tax Sharing Arrangements" means the various agreements and understandings that reflect the obligation of certain subsidiaries included in the MH Inc. consolidated group to contribute to and reimburse MH Inc. for, their respective share of the Liability for Tax of the consolidated group as determined in accordance with such arrangements, in order to facilitate the preparation and filing of consolidated U.S. income tax returns by MH Inc. for any Pre-Closing Tax Period and the payment of the corresponding tax liability, which tax returns have historically included such subsidiaries as members of the MH Inc. consolidated group.

     (dq) "Excess Cash" has the meaning assigned to such term in the Share Repurchase Agreement.

     (dr) "Tax Sharing Receivables" has the meaning assigned to such term in the Share Repurchase Agreement.

     (ds) "Expense Liabilities" has the meaning assigned to such term in the Share Repurchase Agreement.

     3.    Amendment of Subsection 2.1(d) - Cause Reorganization.  Subsection
           -----------------------------------------------------
2.1(d) of the Agreement is amended to read in its entirety as follows:

     (d)   Cause Reorganization.  Subject to the completion of the distribution
           --------------------
     to Rogers of assets of MHL and the acquisition pursuant to such distribution of all of the then issued and outstanding shares of MH Inc., and in any event prior to the Closing, Rogers covenants and agrees with the Buyer to cause the Purchased Entities to effect the transactions described in the Asset Purchase Agreement and the Share Repurchase Agreement, which agreements and the transactions contemplated thereby are collectively referred to as the "Reorganization", thereby removing from the Purchased Entities, in the manner described in such agreements, the Excluded Assets.

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     4.    Amendment of Subsection 2.4(a)-Adjustment.  Subsection 2.4(a) of the
           -----------------------------------------
Agreement is amended by adding the following provision to the end of that
Subsection:

     (xi) increased by the amount, if any, of the Tax Sharing Receivables provided that (1) such Tax Sharing Receivables are paid in cash to MH Inc. on or before the earlier of (A) the date on which the Tax liability relating to the Tax Sharing Receivables is due to the taxing authority and
     (B) the date on which the PM Report is delivered to the Buyer, (2) the amount of such Tax Sharing Receivables is deemed to be zero for purposes of determining the Estimated Price, (3) any Tax Sharing Receivables shall be excluded from the definition of Current Assets for purposes of subsections
     (ii) and (iii) of Section 2.4(a), (4) any adjustment to Purchase Price resulting from the Tax Sharing Receivables shall be excluded in determining any interest paid under Section 2.5(c) and (5) Rogers shall indemnify Buyer or its affiliates for any detriment suffered by Buyer or its affiliates resulting from the exclusion of the Tax Sharing Receivables from the definition of "Excluded Assets."

     5.    Amendment of Subsection 2.5(d)-Payment Method.  Subsection 2.5(d) of
           ---------------------------------------------
the Agreement is amended by adding the following to the end of that Section:

     (d)...provided however, that as a portion of the Purchase Price to be paid at Closing, Buyer shall deliver and Rogers shall accept the Comcast Note and the amount of the Purchase Price to be paid by Buyer by wire transfer shall be reduced by the face amount of the Comcast Note. Immediately following the Closing, the Comcast Note shall be tendered to MH Inc. in full and complete payment and satisfaction of the Rogers-MHI Publishing Note.

     6.    Amendment of Section 3.9-Assets and Liabilities of the Purchased
           ----------------------------------------------------------------
Entities.  Section 3.9 of the Agreement is amended by modifying the first
- - - --------
sentence of Section 3.9 to read as follows:

     At the Closing, MH Inc. shall have no Liabilities (excluding Liabilities which have been assumed by another person that is not a Purchased Entity in the manner contemplated by the Reorganization and Liabilities to the extent taken into account in computing the Purchase Price) and, subject to the Reorganization, no material assets other than Excess Cash, Tax Sharing Receivables, the Rogers-MHI Publishing Note and the shares and other securities or indebtedness of other Purchased Entities.

     7.    Amendment of Section 3.13-Material Contracts.  Subsection (a)(viii)
           --------------------------------------------
of Section 3.13 of the Agreement is amended to read in its entirety as follows:

     (viii) any Contract with Rogers or any affiliate of Rogers or any Purchased Entity other than another Purchased Entity, except for (A) any notes of any Purchased Entity that are treated as Long Term Debt and thereby result in a reduction of the Purchase


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     Price and (B) the Rogers-MHI Publishing Note and the MHI Tax Sharing
     Arrangements.

     8.     Amendment of Section 6.6-State of MH Inc. and Compliance with
            -------------------------------------------------------------
Sections 3.1, 3.2, 3.3, 3.6, 3.7, 3.8, 3.31, 3.32, and 3.33 at Closing.
- - - ----------------------------------------------------------------------
Section 6.6 of the Agreement is amended by replacing the first sentence of the
Section 6.6 with the following sentence:

     Rogers shall cause MH Inc. at Closing to have no Liabilities (excluding (x) Liabilities which have been assumed by another person that is not a Purchased Entity in the manner contemplated by the Reorganization and (y) Liabilities for Income Taxes or Expense Liabilities which are included in Current Liabilities in adjusting the Purchase Price) and no material assets other than Excess Cash, Tax Sharing Receivables, the Rogers-MHI Publishing Note and the shares and other securities or indebtedness of other Purchased Entities.

     9.     Amendment of Section of 6.9-Tax Election.  Section 6.9 of the
            ----------------------------------------
Agreement is amended by adding the following after the final sentence of that
Section:

     Rogers shall also cause all subsidiaries that are participants in the MHI Tax Sharing Arrangements and not Purchased Entities to make all estimated payments due under such arrangements, including but not limited to the fourth quarter estimated payment, prior to the Closing.

     10.    Amendment of Section 6.14-Purchase of Outstanding Interest in Cable
            -------------------------------------------------------------------
TV of Jersey City, Inc.  Section 6.14 of the Agreement is amended by adding the
- - - ----------------------
following after the final sentence of that Section:

     The parties acknowledge that the checks, payable to the holders of the 20% interest in Cable TV of Jersey City, Inc. as consideration for the sale of their shares in Cable TV of Jersey City, Inc., are being held in escrow by counsel for Rogers pending confirmation that such shares are free of certain specified liens and that Rogers shall fully indemnify Buyer, without regard to the limitations set forth in Section 9.5(ii) of the Agreement, against any and all costs or liability that Buyer may incur or be subject to, including any cost or expenses incurred in enforcing this indemnity, as a direct or indirect result of such specified liens or as a result of the use of the escrow by Rogers in connection with acquisition of such shares. The parties further acknowledge that the Purchase Price paid to acquire the 20% interest as evidenced by the aggregate amount of such checks, will have the effect of reducing the amount of the Purchase Price payable by Buyer to Rogers either by way of a reduction in Current Assets or by way of an increase in Current Liabilities of the Purchased Entities at the time of Closing.



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     11.    Amendment of Section 9.5-Indemnification by Rogers.  To clarify the
            --------------------------------------------------
intent of the parties, Subsection 9.5(c) of the Agreement is amended to read in its entirety as follows:

            (c) any Excluded Liabilities or any Liabilities of MH Inc. at the Closing or any Liabilities of any of the Purchased Entities arising from or relating to the Excluded Assets or to the Reorganization (including, to the extent such Liability does not result in a reduction of the Purchase Price, (1) any Liability for Taxes relating to any Subsidiary of MH Inc. other than the Purchased Entities (2) any Liability for Taxes relating to the income of MH Inc., (3) any Liability under the MHI Tax Sharing Arrangements other than a Liability for Taxes imposed on the income of any Purchased Entities, other than MH Inc., and (4) any Liability for Taxes relating to the Reorganization) or any Liability of the Purchased Entities, or, following the Closing, the Buyer arising out of or related to the employee plan or arrangement (including without limitation any contract) entered into, maintained, administered, contributed to or sponsored by, now or in the past, any affiliate of the Purchased Entities, including without limitation Rogers and MHL, that is not a Cable Employee Plan or Cable Benefit Arrangement;

     12.    Amendment of Section 9.5-Indemnification by Rogers.  Subsection
            --------------------------------------------------
9.5(d) of the Agreement is amended by adding the following after the final sentence of that subsection:

     Rogers shall undertake to have the Retirement Agreements referred to in this subsection, settled and the Retirement Agreements released or assigned to and assumed by a controlled subsidiary of Rogers other than one of the Purchased Entities prior to the Closing Date. The parties agree and acknowledge that the following language appearing at the bottom of page 37 of Schedule 3.13-Material
                                                                       --------
Contracts, shall have no affect and be treated as null and void:
- - - ---------

            For purposes of the Closing Purchase Price Adjustment, the liability under these agreements under GAAP shall be determined without offset against the assets held in any funded benefit plan.


     13.    Amendment of Section 11.2-Assignability and Enforceability.
            ----------------------------------------------------------
Subsection 11.2(b) of the Agreement is amended to read in its entirety as follows:

     (b) the Buyer may assign its rights and obligations under this Agreement to any Subsidiary of the Buyer in which the Buyer owns a controlling interest, provided that no such assignment shall relieve the Buyer of its obligations hereunder, impose new or additional burdens on Rogers or materially delay or prejudice obtaining any Purchase Regulatory Approvals. To the extent such assignment occurs after the filing of any requests or applications for Purchase Regulatory Approvals, Buyer agrees to indemnify Rogers against any Liability Rogers may incur if any Purchase Regulatory Approval is



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     delayed or is ultimately determined to be invalid or any request or application is determined to be incomplete or defective because of such assignment by Buyer.

     14. Amendment of Section 11.3-Expenses. Section 11.3 of the Agreement is amended to reduce the amount of $10,000,000 referenced therein to the amount of $9,000,000.

     15.    Governing Law.  This Amendment shall be governed by and construed in
            -------------
accordance with the laws of the State of New York.

     16.    Counterparts and Effectiveness.  This Amendment may be signed in any
            ------------------------------
number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective as of the date hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                                       COMCAST CORPORATION

                                       By /s/ Stanley Wang
                                         -------------------------

                                       Its
                                         -------------------------



                                       ROGERS COMMUNICATIONS, INC.

                                       By /s/ Graham Savage
                                         --------------------------

                                       Its Senior Vice President
                                         --------------------------


                                       By /s/ David Miller
                                         --------------------------

                                       Its Vice President
                                         --------------------------





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